                                                                     EXHIBIT 4.8


                       SUBSIDIARY STOCK PLEDGE AGREEMENT


                 SUBSIDIARY STOCK PLEDGE AGREEMENT (the "Agreement"), dated as of August 11, 1994, among ACME STEEL COMPANY, a Delaware corporation (together with its successors and assigns, "Acme Steel") and ACME PACKAGING CORPORATION, a Delaware corporation (together with its successors and assigns, "Acme Packaging"; Acme and Acme Packaging, collectively the "Pledgors" and each individually a "Pledgor") in favor of SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, having an office at 777 Main Street, Hartford, Connecticut 06115, as collateral agent (in such capacity and together with its successors and assigns in such capacity, "Collateral Agent") pursuant to the Collateral Agency Agreement (as hereinafter defined).

                               R E C I T A L S :

                 1. Pledgors are the legal and beneficial owner of the Pledged Shares (as hereinafter defined) set forth on Schedule A attached hereto.

                 2. Pursuant to that certain indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Note Indenture"), dated as of August 11, 1994, by and among Acme Metals Incorporated ("Acme Metals"), the subsidiaries of Acme Metals and Shawmut Bank Connecticut, National Association, as trustee (in such capacity and together with its successors and assigns in such capacity, the "Note Trustee") for the holders of the Senior Secured Notes (as hereinafter defined), Acme Metals is issuing its 12 1/2% senior secured notes due 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Secured Notes") in the aggregate principal amount of $125,000,000.

                 3. Pursuant to that certain indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Discount Note Indenture"; together with the Note Indenture, the "Indentures"), dated as of August 11, 1994, by and





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                                      -2-



among Acme Metals, the subsidiaries of Acme Metals and Shawmut Bank Connecticut, National Association, as trustee (in such capacity and together with its successors and assigns in such capacity, the "Discount Note Trustee"; together with the Note Trustee, the "Trustees") for the holders of the Senior Secured Discount Notes (as hereinafter defined), Acme Metals is issuing its 13 1/2% senior secured discount notes due 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Secured Discount Notes"; together with the Senior Secured Notes, the "Notes") in the aggregate principal amount of $117,958,000.

                 4. Pursuant to that certain term loan agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), dated as of August 4, 1994 by and among Acme Metals, Lehman Commercial Paper Inc., as agent (in such capacity and together with its successors and assigns in such capacity, the "Agent"), and the lenders party thereto (together with all subsequent lenders party to the Term Loan Agreement, the "Lenders"), Acme Metals is borrowing $50,000,000.

                 5. Collateral Agent is the collateral agent under that certain collateral agency agreement (the "Collateral Agency Agreement"), dated as of August 11, 1994, for the Trustees (for the benefit of the holders of the Notes), for the Agent (for the benefit of the Lenders) and such other parties which may from time to time become additional lenders to Pledgors and/or their subsidiaries (each such lender, a "Permitted Additional Lender" and collectively, the "Permitted Additional Lenders"; together with the Trustees, the Agent and Collateral Agent, the "Secured Parties") which may, in accordance with the provisions of clause (xi) of the definition of "Permitted Liens" in each Indenture as in effect on the date hereof, take a security interest in the Collateral (as defined in the Collateral Agency Agreement) to secure the financing provided by the Permitted Additional Lenders (such financing, the "Permitted Replacement Financing") upon the execution and delivery by the Permitted Additional Lenders of a supplement to the Collateral Agency Agreement as contemplated therein.





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                                      -3-




                 6. This Agreement is given by Pledgors in favor of Collateral Agent for its benefit and the benefit of the other Secured Parties to secure the payment and performance of the Secured Obligations (as hereinafter defined).

                              A G R E E M E N T :

                 NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgors and Collateral Agent hereby agree as follows:

                 SECTION 1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Indentures as in effect on the date hereof. The following terms shall have the following meanings. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                 "Additional Shares" shall mean all additional shares of stock of any of the issuers set forth on Schedule A attached hereto from time to time acquired by each Pledgor in any manner (which to the extent permitted by law are, and shall remain at all times until this Agreement terminates, certificated securities) and, if incorporated in a jurisdiction that permits certificates, the certificates representing such additional shares and in all cases any interest of Pledgors in the entries on the books of any financial intermediary pertaining to such additional shares.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time hereafter, and any successor statute.

                 "Distributions" shall mean all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital, income, profits and other property interests or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the shares of stock held by each Pledgor.





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                                      -4-



                 "Future Shares" shall mean all shares of stock owned or held by any Pledgor of any Person which, after the date of this Agreement, is or becomes, as a result of any occurrence, a Subsidiary of either Pledgor (which to the extent permitted by law are, and shall remain at all times until this Agreement terminates, certificated securities) and, if incorporated in a jurisdiction that permits certificates, the certificates representing such additional shares and in all cases any interest of Pledgors in the entries on the books of any financial intermediary pertaining to such additional shares.

                 "Pledged Shares" shall mean the shares of capital stock of each Person listed in Schedule A annexed hereto issued by the Persons identified therein (which to the extent permitted by law are, and shall remain at all times until this Agreement terminates, certificated securities) and, if incorporated in a jurisdiction which permits certificates, the certificates representing the pledged shares and in all cases any interest of Pledgors in the entries on the books of any financial intermediary pertaining to such pledged shares.

                 "Proceeds" shall have the meaning assigned to the term "proceeds" under the UCC and, in any event, shall include, without limitation, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to Collateral Agent or to any Pledgor from time to time with respect to any of the Pledged Collateral, (ii) payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any governmental authority (or any person acting under color of a governmental authority), (iii) products of the Pledged Collateral and (iv) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

                 "UCC" shall mean the Uniform Commercial Code as in effect in any relevant jurisdiction.





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                                      -5-



                 SECTION 2. Pledge. As collateral security for the payment and performance when due of all the Secured Obligations, each Pledgor hereby pledges to Collateral Agent and grants to Collateral Agent for the benefit of the Secured Parties a continuing first priority security interest in and pledge of all such Pledgor's right, title and interest in, to and under the following property, whether now existing or hereafter acquired (collectively, the "Pledged Collateral"):

                   (i)    all Pledged Shares;

                  (ii)    all Additional Shares;

                 (iii)    all Future Shares;

                  (iv)    all Distributions; and

                   (v) all Proceeds of any of the property specified in clauses (i) through (iv) of this Section 2.

                 SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall, to the extent not previously delivered to Collateral Agent, be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Collateral Agent shall have the right, at any time and without notice to Pledgors, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral. If any issuer of Pledged Collateral is incorporated in a jurisdiction which does not permit the use of certificates to evidence equity ownership, then such Pledgor shall, to the extent permitted by applicable law, record such pledge on the stock register of the issuer, execute any customary stock pledge forms or other documents necessary or appropriate to complete the pledge and give Collateral Agent the right to transfer such Pledged Collateral under the terms hereof and provide to Collateral Agent an Opinion of Counsel, in





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                                      -6-



form and substance satisfactory to it, confirming such pledge. In addition, Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations.

                 SECTION 4. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of (i) all of the obligations, liabilities and indebtedness of each Pledgor now or hereafter existing under or in respect of each Indenture, the Notes, the Term Loan Agreement and the notes related thereto and the notes, agreements and/or other instruments which collectively evidence any Permitted Replacement Financing (such notes, agreements and/or other instruments, together with the Indentures and the Notes, the Term Loan Agreement and the notes related thereto, the "Debt Instruments") (including, without limitation, the obligations of each Pledgor to pay principal of, premium, if any, and interest on any Debt Instruments when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or to become due under or in connection with each Debt Instrument and (ii) without duplication of the amounts described in clause (i) of this Section 4, all obligations, indebtedness and liabilities of each Pledgor now existing or hereafter arising under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement (the obligations described in clauses (i) and (ii) of this Section 4, collectively, the "Secured Obligations").

                 SECTION 5. No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on any Pledgor's part to be performed or observed under or in respect of any Pledged Collateral





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                                      -7-



or from any liability to any Person under or in respect of any Pledged Collateral or shall impose any obligation on Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on any Pledgor's part to be so performed or observed or impose any liability on Collateral Agent or any other Secured Party for any act or omission on the part of each Pledgor relating thereto or for any breach of any representation or warranty on the part of any Pledgor contained in this Agreement, or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this
Section 5 shall survive the termination of this Agreement and the discharge of each Pledgor's other obligations hereunder.

                 SECTION 6. Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants as follows:

                          (a) Ownership. With respect to the Pledged Collateral existing on the date hereof, each Pledgor is, and, as to the Pledged Collateral acquired by it from time to time after the date hereof, each Pledgor will be, the legal and beneficial owner thereof free from any Lien or other right, title or interest of any Person other than the Lien and security interest granted by each Pledgor to Collateral Agent in the Pledged Collateral pursuant to this Agreement. The Lien and security interest created by this Agreement shall not at any time be subject to any Lien other than the Lien and security interest granted by each Pledgor to Collateral Agent hereunder.
         Except as otherwise permitted by the appropriate provisions of the Debt Instruments, each Pledgor will at all times be the sole beneficial owner of the Pledged Collateral. Pledgors have not performed any acts which might prevent Collateral Agent from enforcing any of the terms of this Agreement or that would limit Collateral Agent in any such enforcement and each Pledgor shall defend the Pledged Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to Collateral Agent or any other Secured Party.





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                                      -8-



                          (b) Shares Validly Issued. All of the Pledged Shares have been, and to the extent hereafter issued the Additional Shares and Future Shares will be upon such issuance, duly authorized and validly issued and fully paid and non-assessable.

                          (c) Necessary Filings; Delivery of Shares. No filings, registrations or recordings are necessary or appropriate to create, preserve, protect and perfect the security interest granted by each Pledgor to Collateral Agent pursuant to this Agreement. Upon the delivery of the Pledged Collateral to Collateral Agent in accordance with Section 3 hereof, Collateral Agent will have a valid and perfected first priority Lien on and security interest in the Pledged Collateral subject to no prior Liens.

                          (d) Government Regulations. The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulations G, T, U or X of the Federal Reserve Board.

                          (e) Authorization; Enforceability. Each Pledgor has full power, authority and legal right to pledge and grant a security interest in all the Pledged Collateral pursuant to this Agreement. This Agreement constitutes the legal, valid and binding obligation of each Pledgor, enforceable against each Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting creditors' rights generally and to general equitable principles.

                          (f) No Consents. No consent of any other party (including, without limitation, stockholders or creditors of each Pledgor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the execution, delivery or performance of this Agreement by each Pledgor or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in





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         this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

                          (g) No Conflicts. The execution, delivery and performance by each Pledgor of this Agreement do not (or with notice or lapse of time or both, will not) violate, conflict with or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in there being declared void, voidable or without further binding effect any provision of any other agreement, instrument or document to which each Pledgor is a party.

                          (h) Accuracy of Information. All information set forth herein (including, without limitation, the information set forth in the Schedules annexed hereto) relating to the Pledged Collateral is accurate and complete in all respects.

                          (i) Additional Equity Interests. Each Pledgor shall (i) cause each issuer of the Pledged Shares not to issue any securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all Additional Shares and Future Shares.

                          (j) Chief Executive Office; Records. The Pledgor's chief executive office is located at 13500 Perry Avenue, Riverdale, Illinois 60627. No Pledgor will move such office, except to such new location as such Pledgor may establish in accordance with the last sentence of this subsection 6(j). No Pledgor will establish a new location for such office nor shall it change its name until (i) it shall have given Collateral Agent not less than thirty (30) days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as Collateral Agent may request and (ii) with respect to such new location or name, such Pledgor shall have taken all action satisfactory to Collateral Agent to maintain the perfection and proof of the security interest of





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                                      -10-



         Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby.

                 SECTION 7. Supplements, Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, to promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Collateral Agent may request, in order to perfect and protect the Lien granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

                 SECTION 8.  Voting Rights; Distributions; Etc.

                 (a) For so long as no Event of Default shall have occurred and be continuing:

                   (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms or purpose of this Agreement.

                  (ii) Each Pledgor shall be entitled to receive and retain any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indentures as in effect on the date hereof; provided, however, that any and all such Distributions other than in the form of cash, and any and all such Distributions in the form of cash paid or payable in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus shall be, and shall be forthwith delivered to Collateral Agent to hold as, Pledged Collateral and shall, if received by each Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of each Pledgor, and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).





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                                      -11-



                     (iii) Collateral Agent hereby authorizes Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to subsection 8(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to subsection 8(a)(ii) hereof.

                 (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and othr consensual rights it would otherwise be entitled to exercise pursuant to subsection 8(a)(i) and to receive the Distributions which it would otherwise be authorized to receive and retain pursuant to subsection 8(a)(ii) without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in Collateral Agent, and Collateral Agent shall thereupon have the sole right, but not the duty or obligation, to exercise such voting and other consensual rights and the sole right to receive and hold as Pledged Collateral such Distributions.

                 (c) Each Pledgor shall, at Pledgor's sole cost and expense, from time to time execute and deliver to Collateral Agent appropriate instruments as Collateral Agent may request in order to permit Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to subsection 8(b) hereof and to receive all Distributions which it may be entitled to receive under subsection 8(b) hereof.

                 (d) All Distributions which are received by any Pledgor contrary to the provisions of subsection 8(a)(ii) hereof shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                 SECTION 9.  Transfers and Other Liens.  Each Pledgor shall not
(i) except as permitted by the appropriate provisions of the Debt Instruments, sell, convey, assign or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral or (ii) create or permit to exist any Lien upon or with





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                                      -12-



respect to any of the Pledged Collateral except for the Lien and security interest granted by each Pledgor to Collateral Agent pursuant to this Agreement.

                 SECTION 10. Reasonable Care. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

                 SECTION 11.  Events of Default; Remedies.

                          (a) Event of Default. It shall be an Event of Default hereunder if there shall occur an "Event of Default" as defined in the Collateral Agency Agreement.

                          (b) Dispositions of Pledged Collateral. If an Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale or at any exchange or broker's board for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Collateral Agent or any other Secured Party may be the





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                                      -13-



         purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Secured Party as a credit on account of the purchase price of any Pledged Collateral payable by such Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Collateral Agent shall give each Pledgor not less than five days' prior written notice of the time and place of any sale or other intended disposition of any of the Pledged Collateral, except any Pledged Collateral which is of a type customarily sold on a recognized market. The notice of such sale shall (i) in the case of a public sale, state the time and place fixed for such sale and (ii) in the case of a private sale, state the day after which such sale may be consummated. Each Pledgor agrees that such notice constitutes reasonable notice. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                          (c) Securities Laws Limitations. Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities

         Act"), and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if each Pledgor would agree to do so.

                          (d) Additional Information. If Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall, and shall cause each issuer of any Pledged Collateral to be sold hereunder from time to time to, furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                          (e) Waivers. Each Pledgor hereby waives, to the extent permitted by applicable law, notice or judicial hearing in connection with Collateral Agent's taking possession or Collateral Agent's disposition of any Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which each Pledgor would otherwise have under law, and each Pledgor hereby further waives: (i) all damages occasioned by such taking of possession; (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Collateral Agent's rights hereunder; and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of each Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against each Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through and under each Pledgor.

                          (f) Deficiency. Notwithstanding any other provision of this Agreement to the contrary, if, after giving effect to any sale, transfer or other disposition of any or all of the Pledged Collateral pursuant hereto and after the application of the proceeds hereunder and any Pledged Collateral sold, transferred or otherwise disposed of pursuant to any other Security Document to the Secured Obligations, any Secured Obligations remain unpaid or unsatisfied, each Pledgor shall remain liable for the unpaid and unsatisfied amount of such Secured Obligations.

                 SECTION 12. Application of Proceeds. The proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Collateral Agent of its remedies as a secured creditor as provided in Section 11 hereof, together with any other sums then held by Collateral Agent pursuant to this Agreement, shall be applied promptly by Collateral Agent in the manner set forth in the Collateral Agency Agreement.

                 SECTION 13. Expenses. Each Pledgor will upon demand pay to Collateral Agent the amount of any and all expenses, including the reasonable fees and expenses of its counsel and the allocated fees and expenses of staff counsel and the fees and expenses of any experts and agents which Collateral Agent may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of Collateral Agent hereunder or (v) the failure by any Pledgor to perform or observe any of the provisions hereof. All amounts payable by any Pledgor under this Section 13 shall be due upon demand and shall be part of the Secured Obligations. Each Pledgor's obligations under this Section shall survive the termination of this Agreement and the discharge of each Pledgor's other obligations hereunder.

                 SECTION 14.  No Waiver; Discontinuance of Proceeding.

                 (a) No Waiver. No failure on the part of Collateral Agent to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by the law cumulative and are not exclusive of any remedies provided by law.

                 (b) Discontinuance of Proceeding. In the event Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case each Pledgor, Collateral Agent and each Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

                 SECTION 15.  Collateral Agent.

                 (a) Collateral Agent has been appointed as collateral agent pursuant to the Collateral Agency Agreement and shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) in accordance with the provisions of the Collateral Agency Agreement. The actions of Collateral Agent hereunder are subject to the provisions of the Collateral Agency Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Indentures, the Term Loan Agreement and the Collateral Agency Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement in accordance with the Collateral Agency Agreement. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

                 (b) Notwithstanding anything to the contrary contained in this Agreement, the Indenture, the Mortgage or any of the other Security Documents, in the event the Collateral Agent is entitled or required to commence an action to exercise voting rights hereunder or otherwise exercise its remedies to acquire control or possession of the Mortgaged Property, the Collateral Agent shall not be required to commence any such action or exercise any such remedy if the Collateral Agent has determined in good faith that the Collateral Agent may incur liability under the Environmental Laws (as defined in the Mortgage) as the result of the presence at, or release on or from, the Facility of any Hazardous Materials (as defined in the Mortgage) unless the Collateral Agent has received security or indemnity, from a Secured Party or holders of Indebtedness benefiting from the the pledge of this Agreement, in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.

                 SECTION 16. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If Pledgors shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of any Pledgor contained herein shall be breached, Collateral Agent or any Secured Party may (but shall have no duty or obligation to) do the same or cause it to be done or remedy any such breach, and may reasonably expend funds for such purpose. Any and all amounts so expended by Collateral Agent or such Secured Party shall be paid by Pledgors promptly upon demand therefor, with interest at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment. Each Pledgor's obligations under this Section 16 shall survive the termination of this Agreement and the discharge of each Pledgor's other obligations under this Agreement. Each Pledgor hereby appoints Collateral Agent its attorney-in-fact with an interest, with full authority in the place and stead of each Pledgor and in the name of each Pledgor, or otherwise, from time to time in Collateral Agent's discretion, to take any action and to execute any instrument consistent with the terms of this Agreement, any Debt Instrument, the Collateral Agency Agreement and the Intercreditor Agreement which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue and in accordance with the terms hereof.

                 SECTION 17.  Indemnity.

                 (a) Indemnity. Each Pledgor agrees to indemnify, pay and hold harmless Collateral Agent and the officers, directors, employees, agents and affiliates of Collateral Agent (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs and claims for strict liability in tort and environmental or hazardous waste claims of any sort), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of this Agreement, the Intercreditor Agreement, the Collateral Agency Agreement or the Debt Instruments (including, without limitation, any misrepresentation by each Pledgor in this Agreement) (the "Indemnified Liabilities"); provided, however, that no Pledgor shall have any obligation to an Indemnitee hereunder with respect to Indemnified Liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Liability arose from the negligence or willful misconduct of such Indemnitee or, in the case of environmental laws, the willful violation of such laws. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                 (b) Survival. The obligations of each Pledgor contained in this Section 17 shall survive the termination of this Agreement and the discharge of each Pledgor's other obligations under this Agreement.

                 (c) Reimbursement. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

                 SECTION 18. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Collateral Agency Agreement and unless in writing and signed by Collateral Agent and each Pledgor. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any Pledgor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any Debt Instrument, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

                 SECTION 19.  Termination; Release.

                 (a) Except as otherwise provided herein, this Agreement shall terminate upon compliance by each Pledgor with the applicable provisions of the Collateral Agency Agreement. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Collateral Agency Agreement, Collateral Agent shall, upon the request and at the sole cost and expense of each Pledgor, forthwith assign, transfer and deliver to each Pledgor, against receipt and without recourse to or warranty by Collateral Agent, such of the Pledged Collateral as may be in possession of Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof on the order of and at the sole cost and expense of each Pledgor, and proper instruments (including UCC termination statements on Form UCC-3) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

                 (b) In the event that any Asset Sale made by any Pledgor in accordance with applicable provisions of the Debt Instruments involves the sale of an asset which constitutes Pledged Collateral, such Pledgor shall deliver all Net Cash Proceeds received in respect of such item of Pledged Collateral to Collateral Agent to be held by Collateral Agent as Trust Moneys and applied in accordance with the provisions of the Collateral Agency Agreement.

                 SECTION 20. Notices. Unless otherwise provided herein, any notice or other communication herein shall be given in the manner set forth in the Collateral Agency Agreement and at the addresses set forth in the Collateral Agency Agreement, or at such other address as shall be designated by any party in a written notice to the other party.

                 SECTION 21. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon each Pledgor, its successors and assigns, and
(ii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of the Pledgors) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any Debt Instrument held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the applicable provisions of the Debt Instruments.

                 SECTION 22. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                 SECTION 23. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL

COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. PLEDGOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, WITH AN ADDRESS AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY PLEDGOR IRREVOCABLY AGREEING IN WRITING TO SO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY PLEDGOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO PLEDGOR AT ITS ADDRESS PROVIDED FOR IN SECTION 20 HEREOF EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY PLEDGOR REFUSES TO RECEIVE AND FORWARD SUCH SERVICE, PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

                 SECTION 24. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 SECTION 25. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same Agreement.

                 SECTION 26. Headings. The Section and subsection headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                 SECTION 27. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

                 (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

                 (b) any lack of validity or enforceability of any Debt Instrument, or any other agreement or instrument relating thereto;

                 (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Debt Instrument, or any other agreement or instrument relating thereto;

                 (d) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                 (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement or any Debt Instrument except as specifically set forth in a waiver granted pursuant to the provisions of Section 18; or

                 (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

                 IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                             ACME STEEL COMPANY,
                                             as Pledgor


                                             By:    /s/ S. D. Bennett
                                                    ---------------------------
                                                    Name:  Stephen D. Bennett
                                                    Title: President


                                              ACME PACKAGING CORPORATION,
                                              as Pledgor


                                              By:   /s/ Jerry F. Williams
                                                    ---------------------------
                                                    Name:  Jerry F. Williams
                                                    Title: Treasurer


                                              SHAWMUT BANK CONNECTICUT,
                                              NATIONAL ASSOCIATION,
                                              as Collateral Agent


                                              By:   /s/ Susan T. Keller
                                                   ---------------------------
                                                   Name:  Susan T. Keller
                                                   Title: Vice President

                                   SCHEDULE A

                                 PLEDGED SHARES



                                                                                                      Percentage of
                                                                                                      All Capital or
                                                                                                      Other Equity
                                         Class of        Par         Certificate       Number         Interests of
Pledgor:  Acme Steel                     Stock           Value       Numbers           of Shares      Issuer
                                         --------        -----       -----------       ---------      --------------
Issuer
- ------

Alabama Metallurgical                    Capital        $10.00            3              45,000       100%
Corporation

Pledgor:  Acme Packaging

Issuer
- ------

Universal Tool and
Stamping Company, Inc.                   Capital         $5.00          214              10,970       100%

Alpha Tube Corporation                   Capital          None           2                  500       100%

Alta Slitting Corporation                Capital         $1.00           2                  500       100%

Acme Steel Company
International, Inc.                      Common           None           2                1,000       100%
